Exhibit 21.1

Exhibit 21.1 — Subsidiaries of the Company as of March 1, 2009

Parent Level:	R.H. Donnelley Corporation (formerly known as Dun & Bradstreet Corporation), a Delaware corporation; traded over-the-counter on the Pink Sheets as “RHDC”

Tier 1 Subsidiaries:	R.H. Donnelley Inc. (formerly known as The Reuben H. Donnelley Corporation), a Delaware corporation wholly owned by R.H. Donnelley Corporation. R.H. Donnelley Inc. is registered to do business as Dex.

Dex Media, Inc. (formerly known as Forward Acquisition Corp., formed September 30, 2005 and established to merge with and survive Dex Media, Inc. on January 31, 2006. The public holding company formerly traded on NYSE as “Dex”), a Delaware corporation wholly owned by R.H. Donnelley Corporation. Dex Media, Inc. is registered to do business as Dex.

Business.com, Inc. a Delaware corporation wholly owned by R.H. Donnelley Corporation

Tier 2 Subsidiaries (all 100% owned by R.H. Donnelley Inc.):
DonTech Holdings, LLC*
Get Digital Smart.com Inc.**
R.H. Donnelley APIL, Inc**
R.H. Donnelley Publishing & Advertising, Inc.***
R.H. Donnelley Publishing & Advertising of Illinois
Holdings, LLC*

Tier 3 Subsidiaries (both 100% owned by R.H. Donnelley Inc. and another Tier 2 subsidiary):

The DonTech II Partnership****
R.H. Donnelley Publishing & Advertising of Illinois Partnership****

Tier 2 Subsidiary (100% wholly owned by Business.com):

Work.com, Inc.**

Tier 2 Subsidiaries (all 100% owned by Dex Media, Inc.):

Dex Media East, Inc.**
Dex Media West, Inc.**

Tier 3 Subsidiaries (wholly owned by the relevant Tier 2 subsidiary, unless otherwise indicated)

Dex Media East LLC*
Dex Media West LLC*

Dex Media Service LLC* (owned 49% by each of Dex Media East, Inc. and Dex Media West, Inc. and 2% by Dex Media. Inc.)

Tier 4 Subsidiaries (wholly owned by the relevant Tier 3 subsidiary)

Dex Media East Finance Co.**
Dex Media West Finance Co.**

*	Delaware limited liability companies

**	Delaware corporations. Get Digital Smart is not presently transacting business.

***	Kansas corporation (formerly known as Sprint Publishing & Advertising, Inc.), which now does business as R.H. Donnelley, R.H. Donnelley Publishing & Advertising and Dex.

****	Illinois general partnerships doing business as DonTech and R.H. Donnelley Publishing & Advertising, respectively